EXHIBIT 23.3

                   CONSENT OF WILSON SONSINI GOODRICH & ROSATI

         We consent to the incorporation by reference of our opinion dated June 30, 2000, relating to the acquisition of Avid Sports, Inc. by Pinnacle Systems, Inc. by Brown, Rudnick, Freed & Gesmer in their opinion to this Registration Statement and any amendment thereto.


                                        /s/ Wilson Sonsini Goodrich & Rosati
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                                        Wilson Sonsini Goodrich & Rosati
                                        Professional Corporation